EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results For First Quarter of 2026

BIRMINGHAM, Ala., April 20, 2026 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended March 31, 2026.

First Quarter 2026 Highlights:

  Diluted earnings per share of $1.52 for the quarter, up 31% from the first quarter of 2025.
  Diluted earnings per share includes the impact of a $1.0 million, or $0.02 per share, accounting reversal related to BOLI income in the fourth quarter of 2025. Excluding this impact, diluted earnings per share would have been $1.54, a 33% increase from the first quarter of 2025.
  Net interest margin of 3.53%, up 15 basis points from the fourth quarter of 2025 and 61 basis points from the first quarter of 2025.
  Efficiency ratio under 30%, down from 35% in the first quarter of 2025.
  Cost of interest-bearing deposits of 2.79%, down 22 basis points from the fourth quarter of 2025 and 61 basis points from the first quarter of 2025.
  Loans grew $249 million, or 7% annualized, during the quarter.
  Deposits grew $268 million, or 8% annualized, during the quarter.
  Book value per share of $34.99, up 13.4% annualized from the fourth quarter of 2025 and 14.5% from the first quarter of 2025.
  Liquidity remains strong with $1.84 billion in cash and cash equivalents, equaling 10% of our total assets, and no FHLB advances or brokered deposits.
  Consolidated common equity tier 1 capital to risk-weighted assets increased from 11.48% in the first quarter of 2025 to 11.86% in the first quarter of 2026.
  Return on average common stockholder’s equity increased from 15.63% to 17.91% year-over-year.

Tom Broughton, Chairman, President, and CEO, said, “The outlook for loan and deposit growth for the remainder of the year is very positive and we believe we have the best commercial bankers in the Southeast.”

David Sparacio, CFO, said, “We delivered another quarter of stellar results from a net income perspective. Compared with the same quarter a year ago, our net income increased 31%, and for the second consecutive quarter, our efficiency ratio was below 30%. We continue to see margin expansion and net income growth, which resulted in a 1.89% Return on Average Assets, despite robust hiring in our new Houston market late last year.”

* This press release includes certain non-GAAP financial measures: tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending March 31, 2026	Period Ending December 31, 2025	% Change From Period Ending December 31, 2025 to Period Ending March 31, 2026	Period Ending March 31, 2025	% Change From Period Ending March 31, 2025 to Period Ending March 31, 2026
QUARTERLY OPERATING RESULTS
Net Income	$82,971	$86,384	(4.0)%	$63,224	31.2%
Net Income Available to Common Stockholders	$82,971	$86,353	(3.9)%	$63,224	31.2%
Diluted Earnings Per Share	$1.52	$1.58	(3.8)%	$1.16	31.0%
Return on Average Assets	1.89%	1.91%		1.45%
Return on Average Common Stockholders' Equity	17.91%	18.93%		15.63%
Average Diluted Shares Outstanding	54,695,017	54,675,802		54,656,630

BALANCE SHEET
Total Assets	$18,171,287	$17,727,190	2.5%	$18,636,766	(2.5)%
Loans	13,945,913	13,696,912	1.8%	12,886,831	8.2%
Non-interest-bearing Demand Deposits	2,836,622	2,684,272	5.7%	2,647,577	7.1%
Total Deposits	14,486,364	14,219,034	1.9%	14,429,061	0.4%
Stockholders' Equity	1,912,537	1,850,347	3.4%	1,668,900	14.6%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $83.0 million, $86.4 million, and $63.2 million for the first quarter of 2026, fourth quarter of 2025, and first quarter of 2025, respectively. Basic and diluted earnings per common share were both $1.52 in the first quarter of 2026, compared to $1.58 in the fourth quarter of 2025 and $1.16 in the first quarter of 2025.

Annualized return on average assets was 1.89% and annualized return on average common stockholders’ equity was 17.91% for the first quarter of 2026, compared to 1.45% and 15.63%, respectively, for the first quarter of 2025.

Net interest income was $148.1 million for the first quarter of 2026, compared to $146.5 million for the fourth quarter of 2025 and $123.6 million for the first quarter of 2025. The net interest margin in the first quarter of 2026 was 3.53% compared to 3.38% in the fourth quarter of 2025 and 2.92% in the first quarter of 2025. Loan yields were 6.18% during the first quarter of 2026 compared to 6.29% during the fourth quarter of 2025 and 6.28% during the first quarter of 2025. Investment yields were 3.78% during the first quarter of 2026 compared to 3.77% during the fourth quarter of 2025, and 3.31% during the first quarter of 2025. Average interest-bearing deposit rates were 2.79% during the first quarter of 2026, compared to 3.01% during the fourth quarter of 2025 and 3.40% during the first quarter of 2025. Average federal funds purchased rates were 3.74% during the first quarter of 2026, compared to 4.01% during the fourth quarter of 2025 and 4.50% during the first quarter of 2025. During the fourth quarter of 2025, the Company redeemed its $30 million 4.5% Subordinated Notes due November 2027.

Average loans for the first quarter of 2026 were $13.78 billion, an increase of $279.5 million, or 8.4% annualized, from average loans of $13.50 billion for the fourth quarter of 2025, and an increase of $1.08 billion, or 8.5%, from average loans of $12.71 billion for the first quarter of 2025. Ending total loans for the first quarter of 2026 were $13.95 billion, an increase of $249.0 million, or 7.4% annualized, from $13.70 billion for the fourth quarter of 2025, and an increase of $1.06 billion, or 8.2%, from $12.89 billion for the first quarter of 2025.

Average total deposits for the first quarter of 2026 were $14.13 billion, a decrease of $84.6 million, or 2.4% annualized, from average total deposits of $14.21 billion for the fourth quarter of 2025, and an increase of $236.9 million, or 1.7%, from average total deposits of $13.89 billion for the first quarter of 2025. Ending total deposits for the first quarter of 2026 were $14.49 billion, an increase of $267.3 million, or 7.6% annualized, from $14.22 billion for the fourth quarter of 2025, and an increase of $57.3 million, or 0.4%, from $14.43 billion for the first quarter of 2025.

Non-performing assets to total assets were 1.00% for the first quarter of 2026, compared to 0.97% for the fourth quarter of 2025 and 0.40% for the first quarter of 2025. The year-over-year increase was attributable to a large real-estate secured relationship. Annualized net charge-offs to average loans were 0.25% for the first quarter of 2026, compared to 0.20% for the fourth quarter of 2025 and 0.19% for the first quarter of 2025. During the first quarter of 2026, we recorded a $6.7 million charge-off related to a long-standing impaired relationship. The allowance for credit losses to total loans at March 31, 2026, December 31, 2025, and March 31, 2025, was 1.25%, 1.25%, and 1.28%, respectively. We recorded a $10.6 million provision for credit losses in the first quarter of 2026 compared to $8.1 million in the fourth quarter of 2025, and $6.5 million in the first quarter of 2025.

Non-interest income increased $2.6 million, or 31.0%, to $10.8 million for the first quarter of 2026 from $8.3 million in the first quarter of 2025, and decreased $4.9 million, or 30.9%, on a linked quarter basis. Service charges on deposit accounts increased $738,000, or 28.9%, to $3.3 million for the first quarter of 2026 from $2.6 million in the first quarter of 2025, and were relatively flat, on a linked quarter basis. We increased our service charge rates on many of our treasury management products in July of 2025. Mortgage banking revenue increased $1.3 million, or 208.6%, to $1.9 million for the first quarter of 2026 from $613,000 in the first quarter of 2025, and increased $228,000, or 13.7%, on a linked quarter basis. The increase on a year-over year basis was primarily due to an increase in loans sold into the secondary market. We also increased our per-loan administrative fee in the first quarter of 2026. Credit card income increased $234,000, or 11.9%, to $2.2 million for the first quarter of 2026 from $2.0 million in the first quarter of 2025, and increased $367,000, or 20.0%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income increased $685,000, or 32.1%, to $2.8 million for the first quarter of 2026 from $2.1 million in the first quarter of 2025, and decreased $5.3 million, or 65.4%, on a linked quarter basis. The decrease on a linked quarter basis was due to a death benefit received in the fourth quarter of 2025, as well as a $1.0 million, or $.02 per share, reduction in the first quarter of 2026 arising due to an adjustment of the amount in the fourth quarter of 2025. Other operating income decreased $373,000, or 37.3%, to $628,000 for the first quarter of 2026 from $1.0 million in the first quarter of 2025, and decreased $76,000, or 10.8%, on a linked quarter basis.

Non-interest expense increased $1.3 million, or 2.8%, to $47.4 million for the first quarter of 2026 from $46.1 million in the first quarter of 2025, and increased $701,000, or 1.5%, on a linked quarter basis. Salary and benefit expense increased $4.0 million, or 17.4%, to $26.9 million for the first quarter of 2026 from $22.9 million in the first quarter of 2025, and increased $3.0 million, or 12.6%, on a linked quarter basis, primarily due to the full impact of our Houston market expansion and seasonally higher payroll taxes during the first quarter of 2026. The number of full-time equivalent employees increased by 32 (of which, 24 are frontline), or 5.0%, to 668 at March 31, 2026 compared to 636 at March 31, 2025, and increased by 2 from the end of the fourth quarter of 2025. Equipment and occupancy expense increased $226,000, or 6.1%, to $3.9 million for the first quarter of 2026 from $3.7 million in the first quarter of 2025, and increased $211,000, or 5.6%, on a linked quarter basis. Third party processing and other services expense decreased $213,000, or 2.8%, to $7.5 million for the first quarter of 2026 from $7.7 million in the first quarter of 2025, and decreased $254,000, or 3.3%, on a linked quarter basis. Professional services expense increased $10,000, or 0.5%, to $1.9 million for the first quarter of 2026 from $1.9 million in the first quarter of 2025, and increased $462,000, or 31.2%, on a linked quarter basis. Other operating expenses decreased $2.6 million, or 37.4%, to $4.4 million for the first quarter of 2026 from $6.9 million in the first quarter of 2025, and decreased $2.8 million, or 39.5%, on a linked quarter basis. The efficiency ratio was 29.80% during the first quarter of 2026 compared to 34.97% during the first quarter of 2025 and 28.78% during the fourth quarter of 2025.

Income tax expense increased $2.1 million, or 13.4%, to $18.0 million in the first quarter of 2026, compared to $15.9 million in the first quarter of 2025, and decreased $3.2 million, or 15.2%, on a linked quarter basis. Our effective tax rate was 17.82% for the first quarter of 2026 compared to 20.06% for the first quarter of 2025, and 19.72% on a linked quarter basis. During the first quarter of 2026, we purchased Investment Tax Credits, which reduced our tax expense. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the first quarters of 2026 and 2025 of $229,000 and $470,000, respectively.
About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. (the “Company”) is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank (the “Bank”), the Company provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, Texas and Virginia. Through the Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). The words “believe,” “expect,” “anticipate,” “project,” “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. The Company cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the impact of tariffs and trade wars on general economic conditions, the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting principles and tax laws, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; the threat of foreign wars; and increased competition from both banks and nonbank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025
CONSOLIDATED STATEMENT OF INCOME
Interest income	$241,480	$251,388	$251,308	$246,635	$241,096
Interest expense	93,332	104,867	117,860	114,948	117,543
Net interest income	148,148	146,521	133,448	131,687	123,553
Provision for credit losses	10,637	7,922	9,463	11,296	6,630
Net interest income after provision for credit losses	137,511	138,599	123,985	120,391	116,923
Non-interest income	10,840	15,691	2,833	421	8,277
Non-interest expense	47,384	46,683	47,996	44,204	46,107
Income before income tax	100,967	107,607	78,822	76,608	79,093
Provision for income tax	17,996	21,223	13,251	15,184	15,869
Net income	82,971	86,384	65,571	61,424	63,224
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$82,971	$86,353	$65,571	$61,393	$63,224
Earnings per share - basic	$1.52	$1.58	$1.20	$1.12	$1.16
Earnings per share - diluted	$1.52	$1.58	$1.20	$1.12	$1.16
Average diluted shares outstanding	54,695,017	54,675,802	54,667,955	54,664,480	54,656,630

CONSOLIDATED BALANCE SHEET DATA
Total assets	$18,171,287	$17,727,190	$17,584,199	$17,378,628	$18,636,766
Loans	13,945,913	13,696,912	13,311,967	13,232,560	12,886,831
Debt securities	1,684,421	1,728,901	1,849,739	1,914,503	1,905,550
Non-interest-bearing demand deposits	2,836,622	2,684,272	2,598,895	2,632,058	2,647,577
Total deposits	14,486,364	14,219,034	14,106,922	13,862,319	14,429,061
Borrowings	34,750	34,750	64,750	64,747	64,745
Stockholders' equity	1,912,537	1,850,347	1,781,647	1,721,783	1,668,900

Shares outstanding	54,663,123	54,624,955	54,621,441	54,618,545	54,601,217
Book value per share	$34.99	$33.87	$32.62	$31.52	$30.57
Tangible book value per share (1)	$34.74	$33.62	$32.37	$31.27	$30.32

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.53%	3.38%	3.09%	3.10%	2.92%
Return on average assets	1.89%	1.91%	1.47%	1.40%	1.45%
Return on average common stockholders' equity	17.91%	18.93%	14.88%	14.56%	15.63%
Efficiency ratio	29.80%	28.78%	35.22%	33.46%	34.97%
Non-interest expense to average earning assets	1.13%	1.08%	1.11%	1.04%	1.09%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.86%	11.65%	11.49%	11.38%	11.48%
Tier 1 capital to risk-weighted assets	11.87%	11.66%	11.50%	11.38%	11.48%
Total capital to risk-weighted assets	13.13%	12.93%	12.91%	12.81%	12.93%
Tier 1 capital to average assets	10.71%	10.26%	10.01%	9.78%	9.48%
Tangible common equity to total tangible assets (1)	10.46%	10.37%	10.06%	9.84%	8.89%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At March 31, 2026	At December 31, 2025	At September 30, 2025	At June 30, 2025	At March 31, 2025
Book value per share - GAAP	$34.99	$33.87	$32.62	$31.52	$30.57
Total common stockholders' equity - GAAP	1,912,537	1,850,347	1,781,647	1,721,783	1,668,900
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,898,922	$1,836,732	$1,768,032	$1,708,168	$1,655,285
Tangible book value per share - non-GAAP	$34.74	$33.62	$32.37	$31.27	$30.32

Stockholders' equity to total assets - GAAP	10.53%	10.44%	10.13%	9.91%	8.95%
Total assets - GAAP	$18,171,287	$17,727,190	$17,584,199	$17,378,628	$18,636,766
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$18,157,672	$17,713,575	$17,570,584	$17,365,013	$18,623,151
Tangible common equity to total tangible assets - non-GAAP	10.46%	10.37%	10.06%	9.84%	8.89%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2026	March 31, 2025	% Change
ASSETS
Cash and due from banks	$100,561	$121,645	(17)%
Interest-bearing balances due from depository institutions	1,218,296	3,218,753	(62)%
Federal funds sold and securities purchased with agreement to resell	517,765	9,322	5,454%
Cash and cash equivalents	1,836,622	3,349,720	(45)%
Available for sale debt securities, at fair value	1,037,151	1,203,837	(14)%
Held to maturity debt securities (fair value of $602,476 and $639,455, respectively)	647,270	701,713	(8)%
Restricted equity securities	12,466	12,156	3%
Mortgage loans held for sale	12,893	11,386	13%
Loans	13,945,913	12,886,831	8%
Less allowance for credit losses	(173,905)	(165,034)	5%
Loans, net	13,772,008	12,721,797	8%
Premises and equipment, net	62,056	59,431	4%
Goodwill	13,615	13,615	-%
Other assets	777,206	563,111	38%
Total assets	$18,171,287	$18,636,766	(2)%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,836,622	$2,647,577	7%
Interest-bearing	11,649,742	11,781,484	(1)%
Total deposits	14,486,364	14,429,061	-%
Federal funds purchased	1,546,987	2,358,326	(34)%
Other borrowings	34,750	64,745	(46)%
Other liabilities	190,649	115,734	65%
Total liabilities	16,258,750	16,967,866	(4)%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
March 31, 2026 and March 31, 2025	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,663,123 shares issued and outstanding at March 31, 2026, and 54,601,217
shares issued and outstanding at March 31, 2025	55	54	2%
Additional paid-in capital	238,644	235,840	1%
Retained earnings	1,676,013	1,457,614	15%
Accumulated other comprehensive loss	(2,675)	(25,108)	(89)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,912,037	1,668,400	15%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,912,537	1,668,900	15%
Total liabilities and stockholders' equity	$18,171,287	$18,636,766	(2)%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended March 31,
	2026	2025
Interest income:
Interest and fees on loans	$210,066	$196,936
Investment Securities	16,099	16,029
Federal funds sold and securities purchased with agreement to resell	5,561	20
Other interest and dividends	9,754	28,111
Total interest income	241,480	241,096
Interest expense:
Deposits	78,285	94,745
Borrowed funds	15,047	22,798
Total interest expense	93,332	117,543
Net interest income	148,148	123,553
Provision for credit losses	10,637	6,630
Net interest income after provision for credit losses	137,511	116,923
Noninterest income:
Service charges on deposit accounts	3,296	2,558
Mortgage banking	1,892	613
Credit card income	2,202	1,968
Bank-owned life insurance income	2,822	2,137
Other operating income	628	1,001
Total noninterest income	10,840	8,277
Noninterest expenses:
Salaries and employee benefits	26,853	22,879
Equipment and occupancy expense	3,948	3,722
Third party processing and other services	7,525	7,738
Professional services	1,943	1,933
FDIC and other regulatory assessments	2,745	2,854
Other real estate owned expense	20	33
Other operating expenses	4,350	6,948
Total noninterest expenses	47,384	46,107
Income before income taxes	100,967	79,093
Provision for income taxes	17,996	15,869
Net income	82,971	63,224
Dividends on preferred stock	-	-
Net income available to common stockholders	$82,971	$63,224
Basic earnings per common share	$1.52	$1.16
Diluted earnings per common share	$1.52	$1.16

LOANS BY TYPE (UNAUDITED)
(In thousands)

	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025
Commercial, financial and agricultural	$3,189,704	$3,146,736	$2,945,784	$2,966,191	$2,924,533
Real estate - construction	1,531,042	1,457,628	1,532,285	1,735,405	1,599,410
Real estate - mortgage:
Owner-occupied commercial	2,718,512	2,739,823	2,680,055	2,557,711	2,543,819
1-4 family mortgage	1,695,140	1,671,713	1,625,296	1,561,461	1,494,189
Non-owner occupied commercial	4,739,642	4,603,389	4,448,710	4,338,697	4,259,566
Subtotal: Real estate - mortgage	9,153,294	9,014,925	8,754,061	8,457,869	8,297,574
Consumer	71,873	77,623	79,837	73,095	65,314
Total loans	$13,945,913	$13,696,912	$13,311,967	$13,232,560	$12,886,831

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025
Allowance for credit losses:
Beginning balance	$171,683	$170,235	$169,959	$165,034	$164,458
Loans charged off:
Commercial, financial and agricultural	8,291	7,695	7,947	6,849	2,415
Real estate - construction	-	-	-	-	46
Real estate - mortgage	91	64	1,294	580	3,571
Consumer	171	466	110	73	60
Total charge offs	8,553	8,224	9,350	7,502	6,092
Recoveries:
Commercial, financial and agricultural	178	1,532	237	959	171
Real estate - construction	-	-	30	-	-
Real estate - mortgage	-	-	-	1	-
Consumer	35	10	21	58	27
Total recoveries	213	1,542	288	1,018	198
Net charge-offs	8,340	6,682	9,062	6,484	5,894
Provision for credit losses	10,562	8,130	9,338	11,409	6,470
Ending balance	$173,905	$171,683	$170,235	$169,959	$165,034

Allowance for credit losses to total loans	1.25%	1.25%	1.28%	1.28%	1.28%

Allowance for credit losses to total average loans	1.26%	1.27%	1.29%	1.31%	1.30%
Net charge-offs to total average loans	0.25%	0.20%	0.27%	0.20%	0.19%

Provision for credit losses to total average loans	0.31%	0.24%	0.28%	0.35%	0.21%
Nonperforming assets:
Nonaccrual loans	$176,613	$168,351	$166,662	$68,619	$73,793
Loans 90+ days past due and accruing	1,274	478	965	3,549	111
Other real estate owned and
repossessed assets	3,072	2,583	611	311	756
Total	$180,959	$171,412	$168,238	$72,479	$74,660

Nonperforming loans to total loans	1.28%	1.23%	1.26%	0.55%	0.57%
Nonperforming assets to total assets	1.00%	0.97%	0.96%	0.42%	0.40%
Nonperforming assets to earning assets	1.05%	1.01%	1.00%	0.43%	0.41%
Allowance for credit losses to nonaccrual loans	98.47%	101.98%	102.14%	247.69%	223.64%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025
Interest income:
Interest and fees on loans	$210,066	$214,252	$210,987	$206,521	$196,936
Investment Securities	16,099	17,204	17,343	16,567	16,029
Federal funds sold and securities purchased with agreement to resell	5,561	5,671	4,724	1,592	20
Other interest and dividends	9,754	14,261	18,254	21,955	28,111
Total interest income	241,480	251,388	251,308	246,635	241,096
Interest expense:
Deposits	78,285	86,920	98,735	93,488	94,745
Borrowed funds	15,047	17,947	19,125	21,460	22,798
Total interest expense	93,332	104,867	117,860	114,948	117,543
Net interest income	148,148	146,521	133,448	131,687	123,553
Provision for credit losses	10,637	7,922	9,463	11,296	6,630
Net interest income after provision for credit losses	137,511	138,599	123,985	120,391	116,923
Noninterest income:
Service charges on deposit accounts	3,296	3,339	3,316	2,671	2,558
Mortgage banking	1,892	1,664	1,864	1,323	613
Credit card income	2,202	1,835	2,405	2,119	1,968
Securities losses	-	-	(7,812)	(8,563)	-
Bank-owned life insurance income	2,822	8,149	2,405	2,126	2,137
Other operating income	628	704	655	745	1,001
Total noninterest income	10,840	15,691	2,833	421	8,277
Noninterest expenses:
Salaries and employee benefits	26,853	23,838	25,522	22,576	22,879
Equipment and occupancy expense	3,948	3,737	3,615	3,523	3,722
Third party processing and other services	7,525	7,779	8,095	8,005	7,738
Professional services	1,943	1,481	1,857	1,904	1,933
FDIC and other regulatory assessments	2,745	2,641	2,742	2,753	2,854
Other real estate owned expense	20	13	82	27	33
Other operating expenses	4,350	7,194	6,083	5,416	6,948
Total noninterest expenses	47,384	46,683	47,996	44,204	46,107
Income before income taxes	100,967	107,607	78,822	76,608	79,093
Provision for income taxes	17,996	21,223	13,251	15,184	15,869
Net income	82,971	86,384	65,571	61,424	63,224
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$82,971	$86,353	$65,571	$61,393	$63,224
Basic earnings per common share	$1.52	$1.58	$1.20	$1.12	$1.16
Diluted earnings per common share	$1.52	$1.58	$1.20	$1.12	$1.16

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	1st Quarter 2026		4th Quarter 2025		3rd Quarter 2025		2nd Quarter 2025		1st Quarter 2025
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$13,751,447	6.18%	$13,474,271	6.30%	$13,175,297	6.34%	$12,979,759	6.37%	$12,683,077	6.29%
Tax-exempt (2)	32,976	5.82	30,670	5.52	30,478	5.47	30,346	5.51	25,044	4.94
Total loans, net of unearned
income	13,784,423	6.18	13,504,941	6.29	13,205,775	6.34	13,010,105	6.37	12,708,121	6.28
Mortgage loans held for sale	10,680	4.40	9,887	4.49	11,351	4.82	11,739	5.23	6,731	4.76
Debt securities:
Taxable	1,702,499	3.78	1,826,632	3.77	1,926,101	3.60	1,965,089	3.37	1,934,739	3.31
Tax-exempt (2)	444	5.41	444	5.41	444	5.41	492	4.88	589	5.43
Total securities (3)	1,702,943	3.78	1,827,076	3.77	1,926,545	3.60	1,965,581	3.37	1,935,328	3.31
Federal funds sold and securities
purchased with agreement to resell	501,377	4.50	469,148	4.79	365,733	5.12	124,303	5.14	1,670	4.86
Restricted equity securities	12,228	6.17	12,193	6.61	12,167	6.36	12,146	6.64	11,461	7.43
Interest-bearing balances with banks	1,041,026	3.73	1,393,155	4.00	1,608,118	4.45	1,952,479	4.47	2,526,382	4.48
Total interest-earning assets	$17,052,677	5.75%	$17,216,400	5.79%	$17,129,689	5.82%	$17,076,353	5.80%	$17,189,693	5.69%
Non-interest-earning assets:
Cash and due from banks	103,847		102,066		103,470		109,506		108,540
Net premises and equipment	61,253		61,009		60,614		59,944		59,633
Allowance for credit losses, accrued
interest and other assets	552,337		556,704		415,586		380,700		352,282
Total assets	$17,770,114		$17,936,179		$17,709,359		$17,626,503		$17,710,148

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,101,953	1.60%	$2,126,615	1.77%	$2,069,440	2.16%	$2,222,000	1.78%	$2,461,900	2.38%
Savings	110,843	1.42	106,551	1.52	103,668	1.66	101,506	1.63	101,996	1.61
Money market	7,812,168	3.01	7,816,487	3.23	7,965,115	3.67	7,616,747	3.67	7,363,163	3.61
Time deposits	1,373,023	3.42	1,392,749	3.80	1,344,257	3.97	1,321,404	4.09	1,361,558	4.24
Total interest-bearing deposits	11,397,987	2.79	11,442,402	3.01	11,482,480	3.41	11,261,657	3.33	11,288,617	3.40
Federal funds purchased	1,593,215	3.74	1,712,399	4.01	1,640,377	4.46	1,855,860	4.49	1,994,766	4.50
Other borrowings	34,750	4.05	59,207	4.21	64,761	4.21	64,750	4.26	64,750	4.30
Total interest-bearing liabilities	$13,025,952	2.91%	$13,214,008	3.15%	$13,187,618	3.55%	$13,182,267	3.50%	$13,348,133	3.57%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	2,728,354		2,768,495		2,651,043		2,633,552		2,600,775
Other liabilities	137,231		143,680		122,873		119,829		120,291
Stockholders' equity	1,879,072		1,813,097		1,762,980		1,716,232		1,670,402
Accumulated other comprehensive
loss	(495)		(3,101)		(15,155)		(25,377)		(29,453)
Total liabilities and
stockholders' equity	$17,770,114		$17,936,179		$17,709,359		$17,626,503		$17,710,148
Net interest spread		2.84%		2.64%		2.27%		2.30%		2.12%
Net interest margin		3.53%		3.38%		3.09%		3.10%		2.92%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $5,186, $5,464, $6,103, $4,430, and $3,764 are included in interest income in the first quarter of 2026, fourth quarter of 2025, third quarter of 2025, second quarter of 2025, and first quarter of 2025, respectively.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on debt securities of $(2,713), $(6,311), $(22,574), $(36,381), and $(41,970) for the first quarter of 2026, fourth quarter of 2025, third quarter of 2025, second quarter of 2025, and first quarter of 2025, respectively, are excluded from the yield calculation.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com